San Joaquin Valley Pipeline Logistics Business
Financial Statements as of and for the years ended December 31, 2015, 2014, and 2013

San Joaquin Valley Pipeline Logistics Business
Index

Page(s)
Independent Auditor's Report	1-2
Balance Sheets	3
Statements of Loss	4
Statements of Changes in Net Parent Investment	5
Statements of Cash Flows	6
Notes to the Financial Statements	7-12

Independent Auditor's Report

To Members of Management of Exxon Mobil Corporation:

We have audited the accompanying financial statements of San Joaquin Valley Pipelines Logistics Business, which comprise the balance sheets as of December 31, 2015, 2014 and 2013, and the related statements of loss, changes in net parent investment and cash flows for the years then ended.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San Joaquin Valley Pipelines Logistics Business as of December 31, 2015, 2014 and 2013, and the results of its operations, its changes in net parent investment and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

As described in Note 1, San Joaquin Valley Pipelines Logistics Business is a member of a group of companies affiliated with Exxon Mobil Corporation and has extensive operations and relationships with members of the group. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 24, 2016

San Joaquin Valley Pipeline Logistics Business
Balance Sheets

	As December 31,
	2015	2014	2013
	(in thousands of dollars)
ASSETS

Current Assets
Affiliates accounts receivable, net	11,918	12,323	14,990
Total Current Assets	11,918	12,323	14,990

Non Current Assets
Property, plant and equipment	172,792	172,263	172,027
Accumulated Depreciation	(140,825)	(135,071)	(129,444)
Total Non Current Assets	31,967	37,192	42,583

Total Assets	43,885	49,515	57,573

LIABILITIES AND NET PARENT INVESTMENT

Non Current Liabilities
Deferred income tax liabilities	8,320	10,166	11,950
Total Non Current Liabilities	8,320	10,166	11,950

Total Liabilities	8,320	10,166	11,950

Commitments and Contingencies (see Note 9)

Equity
Net parent investment	35,565	39,349	45,623

Total liabilities and net parent investment	43,885	49,515	57,573

The accompanying notes are an integral part of these financial statements.

San Joaquin Valley Pipeline Logistics Business
Statements of Loss

	Year Ended December 31,
	2015	2014	2013
	(in thousands of dollars)
EXPENSES
Operating expenses	25,758	27,733	29,791
Selling, general and administrative expenses	13,054	9,803	11,452
Depreciation expense	5,986	6,050	6,215
Total Expenses	44,798	43,586	47,458

Loss from Operations	(44,798)	(43,586)	(47,458)

Loss before Income Tax Benefit	(44,798)	(43,586)	(47,458)

INCOME TAX BENEFIT
Current income tax benefit	16,407	15,976	18,919
Deferred income tax benefit	1,846	1,783	419
Total Income Tax Benefit	18,253	17,759	19,338

Net Loss	(26,545)	(25,827)	(28,120)

The accompanying notes are an integral part of these financial statements.

San Joaquin Valley Pipeline Logistics Business
Statements of Changes in Net Parent Investment

Net Parent
Investment
(in thousands of
dollars)

Balance as of December 31, 2012	49,710

Net loss	(28,120)
Net change in parent investment	24,033

Balance as of December 31, 2013	45,623

Net loss	(25,827)
Net change in parent investment	19,553

Balance as of December 31, 2014	39,349

Net loss	(26,545)
Net change in parent investment	22,761

Balance as of December 31, 2015	35,565

The accompanying notes are an integral part of these financial statements.

San Joaquin Valley Pipeline Logistics Business
Statements of Cash Flows

	Year Ended December 31,
	2015	2014	2013
	(in thousands of dollars)

Cash flows from operating activities:
Net (Loss)	(26,545)	(25,827)	(28,120)

Adjustments to reconcile net (loss) income to net
cash provided (used) by operating activities:
Depreciation expense	5,986	6,050	6,215
Deferred income taxes	(1,846)	(1,783)	(419)
(Gain) / loss on asset sale	3	3	(9)
Changes in assets and liabilities:
Affiliates accounts receivable, net	405	2,667	(1,453)
Net cash (used) by operating activities	(21,997)	(18,890)	(23,786)

Cash flows from investing activities:
Capital expenditures	(766)	(663)	(266)
Cash proceeds from sale of assets	2	—	19
Net cash (used) by investing activities	(764)	(663)	(247)

Cash flows from financing activities:
Net capital from parent	22,761	19,553	24,033
Net cash provided by financing activities	22,761	19,553	24,033

Net increase (decrease) in Cash & Cash equivalents	—	—	—

Cash and Cash equivalents at the beginning of year	—	—	—

Cash and Cash equivalents at the end of period	—	—	—

The accompanying notes are an integral part of these financial statements.

San Joaquin Valley Pipeline Logistics Business
Notes to the Financial Statements
December 31, 2015, 2014, and 2013

1.	Description and Nature of the Business and Basis of Presentation

Description and Nature of the Business
San Joaquin Valley Pipeline Logistics Business (collectively the “Company”) operates the M1, M55 and M70 pipelines in California, delivering crude oil to the ExxonMobil Oil Corporation Torrance Refinery (the “Refinery”) located in Torrance, California.

The Company has historically consolidated its transactions within its parent company, Exxon Mobil Corporation (referred to as “ExxonMobil”).

On September 29, 2015 ExxonMobil Oil Corporation and Mobil Pacific Pipeline Company signed an agreement with PBF Holding Company LLC for the sale of ExxonMobil’s Torrance refinery and the related logistics business which included that sale of the Company (hereafter referred to as the “Transaction”). Per the terms of the agreement, PBF Holding Company LLC will acquire one hundred percent of the Company. The Transaction is expected to close by July 1, 2016 and is subject to competition authority approval and customary regulatory approvals.

Basis of Presentation
The accompanying Financial Statements and related notes present the financial position, results of operations, cash flows and changes in net parent investment of the Company. These Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The accompanying Statements of Operations also include expense allocations for certain functions historically performed by ExxonMobil, including allocations of general corporate services, such as treasury, accounting, human resources and legal services. These allocations were based on direct usage when identifiable, the percentage of operating expenses, the percentage of production capacity or headcount. We believe the assumptions underlying the accompanying Financial Statements, including the assumptions regarding the allocation of expenses from ExxonMobil, are reasonable. Nevertheless, the accompanying Financial Statements may not include all of the expenses that would have been incurred and may not reflect our financial position, results of operations, and cash flows had we been a stand-alone company during the years presented. The Company does not have any components of comprehensive income and, as such, comprehensive income is equal to net income.

The accompanying Combined Financial Statements have been prepared assuming the Company will continue as a going concern which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

2.	Summary of Significant Accounting Policies and Estimates

Use of estimates. The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and the disclosure of contingent liabilities as of the date of the Financial Statements and the reported amounts of expenses during the respective reporting periods. Actual results can differ from those estimates.
Cash and financing activities. ExxonMobil uses a centralized approach to the cash management and financing of the Company’s operations. The Company has no bank accounts and, as such, the cash generated by its operations is directly received by ExxonMobil. ExxonMobil funded the Company’s operating and investing activities as needed. Therefore, the Company did not have a cash balance as of December 31, 2015, 2014 or 2013. The Company reflects cash management and financing activities performed by ExxonMobil as a component of the change in net parent investment on its accompanying Balance Sheets, and as a net contribution from and distributions to the parent on its accompanying Cash Flows. The Company has not included any interest expense related to funding activities, since historically ExxonMobil has not allocated long-term debt or interest related to such activity with any of its business segments.

San Joaquin Valley Pipeline Logistics Business
Notes to the Financial Statements
December 31, 2015, 2014, and 2013

Affiliates accounts receivable, net and Affiliates accounts payable, net. The balances represent the net between the affiliate accounts receivable balance and the affiliate accounts payable balance, recognized for each purchase and expense incurred by the Company. The Company records these balances at the invoiced amounts. Due to their short‑term nature, the valuation approximates its fair value.

The affiliates accounts receivable includes the income tax benefit that the Company would have (under the benefit-for-loss method) if it had been filing a separate income tax return. As the Company is part of the ExxonMobil’s consolidated tax group in the United States and ExxonMobil is the ultimate parent of the Company and the taxpaying entity, these balances are settled through intercompany accounts.

Property, plant, and equipment. Property, plant and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets, which ranges from 5 to 25 years for machinery and equipment and 30 years for buildings.
The Company performs an impairment assessment whenever events or circumstances indicate that the carrying amounts of its long-lived assets (or group of assets) may not be recoverable through future operations or disposition. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets for this assessment. For the Company, its assets group has been included with the Torrance Refinery & Associated Logistics Business as the Company's operations are interdependent on the asset group as a whole given the integrated nature of the associated assets.
When items of property, plant and equipment are sold or otherwise disposed of, any gains or losses are reported in net income. Gains on the disposal of property, plant and equipment are recognized when earned, which is generally at the time of closing. If a loss on disposal is expected, such losses are recognized when the assets are classified as held for sale.
Major maintenance activities. Costs for planned turnaround, major maintenance and engineered project activities are expensed in the period incurred. These types of costs include contractor repair services, materials and supplies, equipment rentals and labor costs.
Income taxes. The Company is not subject to income tax as it is not a stand-alone entity. The current federal and state income taxes included in these Financial Statements represent the Company’s estimated share of ExxonMobil’s current federal and state income taxes. Deferred federal and state income taxes are recognized for the estimated future tax consequences and benefits attributable to differences between the financial statement carrying amounts of assets and liabilities and their tax basis, as if tax returns were filed for the Company as a stand-alone entity.

3.	Recently Issued Accounting Standards
In August 2014, the FASB issued an accounting standards update requiring management to assess an entity’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Management will be required to assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. Disclosures will be required if conditions give rise to substantial doubt and the type of disclosure will be determined based on whether management’s plans will be able to alleviate the substantial doubt. The accounting standards update will be effective for the first annual period ending after December 15, 2016, and for annual periods and interim periods thereafter with early application permitted. The Company does not expect application of this standard to have an impact on its Financial Statements.
In November 2015, the FASB issued an accounting standards update to simplify the balance sheet classification of deferred taxes. The update requires that deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The update does not change the existing requirement that only permits offsetting within a jurisdiction. The change is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2016. The guidance may be applied either prospectively or retrospectively with early adoption permitted. The Company does not believe the standard will have a material effect on its Financial Statements.

San Joaquin Valley Pipeline Logistics Business
Notes to the Financial Statements
December 31, 2015, 2014, and 2013

In February 2016, the FASB issued an update that requires companies that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those assets. The standard is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted for financial statements of fiscal years or interim periods that have not been previously issued. The Company is assessing the impact of the standard on its Financial Statements.

4.	Related Party Transactions

The Company is part of the consolidated operations of ExxonMobil and all of its transactions are derived from transactions with ExxonMobil. The Company recognizes only the costs, but not the revenue associated, as the revenues relate to the transportation of products that will be ultimately sold by ExxonMobil to third parties or intercompany entities, based on contractual arrangements. Therefore, the revenue are recognized and accounted by ExxonMobil. Operating expenses and selling, general and administrative expenses include expenses charged by ExxonMobil to the Company based upon usage. The payment terms related to these transactions are 30 days.
Additionally, ExxonMobil provides the Company substantial labor and overhead support. The accompanying Financial Statements include general corporate services expense allocations for support functions provided by ExxonMobil to the Company which are as selling, general, and administrative expenses. These support functions include direct labor and benefits as well as centralized corporate support services that include but are not limited to treasury, accounting, payroll, human resources, facilities management, information technology and legal services. Allocations are based on direct usage when identifiable, the percentage of operating expenses, the percentage of production capacity or headcount. Management believes that these allocations are reasonable and reflect the utilization of services provided and benefits received, but may differ from the costs that would have been incurred had the Company operated as a stand-alone company for the periods presented.

San Joaquin Valley Pipeline Logistics Business
Notes to the Financial Statements
December 31, 2015, 2014, and 2013

5.	Affiliates accounts receivable, net and Affiliates accounts payable, net

The Company records its affiliate accounts receivable and affiliate accounts payable balances as net on the Balance Sheets. These accounts are as follows:

	December 31,
	2015	2014	2013
	(in thousands of dollars)
Affiliates accounts receivable	16,407	15,976	18,919
Affiliate accounts payable	(4,489)	(3,653)	(3,929)
Affiliate accounts receivable, net	11,918	12,323	14,990

The affiliate accounts receivable balance represents income tax benefits for each year as summarized in Note 1.

6.	Property, plant and equipment

Property, plant, and equipment at December 31, 2015, 2014 and 2013 consists of the following:

	December 31,
	2015	2014	2013
	(in thousands of dollars)
Machinery and equipment	162,220	161,965	162,346
Land	8,828	8,828	8,828
Incomplete construction	1,146	872	255
Buildings	598	598	598
Total Property, plant and equipment	172,792	172,263	172,027
Less: Accumulated depreciation	(140,825)	(135,071)	(129,444)
Total Property, plant and equipment, net	31,967	37,192	42,583

7.	Fair Value Measurements

The Company measures assets and liabilities requiring fair value presentation using an exit price (i.e., the price that would be received to sell an asset or paid to transfer a liability) and disclose such amounts according to the quality of valuation inputs under the following hierarchy:

•	Level 1: Quoted prices in an active market for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices that are directly or indirectly observable.

•	Level 3: Unobservable inputs that are significant to the fair value of assets or liabilities.

The classification of an asset or liability is based on the lowest level of input significant to its fair value. Those that are initially classified as Level 3 are subsequently reported as Level 2 when the fair value derived from unobservable inputs is inconsequential to the overall fair value, or if corroborated market data becomes available. Assets and liabilities that are initially reported as Level 2 are subsequently reported as Level 3 if corroborated market data is no longer available.
The carrying value of the Company’s account receivables with affiliated entities approximates fair value due to their short‑term nature.

San Joaquin Valley Pipeline Logistics Business
Notes to the Financial Statements
December 31, 2015, 2014, and 2013

8.	Income Taxes

Components of income tax benefit for the Company are as follows:

	December 31,
	2015	2014	2013
	(in thousands of dollars)
Current income tax
Federal	(12,847)	(12,510)	(14,814)
State	(3,560)	(3,466)	(4,105)
Total current income tax benefit	(16,407)	(15,976)	(18,919)

Deferred income tax
Federal	(1,446)	(1,397)	(328)
State	(400)	(386)	(91)
Total deferred income tax benefit	(1,846)	(1,783)	(419)

Total income tax benefit	(18,253)	(17,759)	(19,338)
The following table summarizes the reconciliation of the federal statutory tax rate to the effective tax rate of the Company:

	December 31,
	2015	2014	2013
	(in thousands of dollars)

Loss before income tax	(44,798)	(43,586)	(47,458)
Statutory tax rate (%)	35%	35%	35%
Tax computed at statutory tax rate	(15,679)	(15,255)	(16,610)

Adjustments resulting from:
State taxes on income attributable to the Company (net of federal benefit)	(2,574)	(2,504)	(2,728)
Total income tax benefit	(18,253)	(17,759)	(19,338)

Effective tax rate	41%	41%	41%

San Joaquin Valley Pipeline Logistics Business
Notes to the Financial Statements
December 31, 2015, 2014, and 2013

The tax effects of temporary differences that give rise to deferred tax liabilities for the Company at December 31, are as follows:

	December 31,
	2015	2014	2013
	(in thousands of dollars)

Depreciable property	(8,320)	(10,166)	(11,950)
Total deferred income tax liabilities	(8,320)	(10,166)	(11,950)

The net losses, incurred by the Company for the years ended December 31, 2015 and December 31, 2014, resulted in the Company generating net operating losses resulting in tax benefits recorded as Affiliate Accounts Receivable, discussed in Note 5. As these net operating losses are expected to be utilized by the ultimate tax paying entity, a valuation allowance has not been recorded against Affiliate Accounts Receivable under the benefits-for-loss method.

9.	Commitments and Contingencies

Litigation. The Company can be subject to claims and complaints that may arise in the ordinary course of business. Management has regular litigation reviews, including updates from ExxonMobil, to assess the need for accounting recognition or disclosure of these contingencies. The Company would accrue an undiscounted liability for those contingencies where the incurrence of a loss is probable and the amount can be reasonably estimated. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. The Company wouldn’t record liabilities when the likelihood that the liability has been incurred is probable but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. For contingencies where an unfavorable outcome is reasonably possible and which are significant, the Company would disclose the nature of the contingency and, where feasible, an estimate of the possible loss. For purposes of the contingency disclosures, “significant” includes material matters as well as other matters which management believes should be disclosed

10.	Subsequent Events

We have evaluated subsequent events through the date that this report was available to be issued, June 24, 2016, and determined that there were no subsequent events requiring recognition or disclosure in our accompanying Financial Statements and notes to the Financial Statements.